Farmer Mac to Announce
First Quarter 2021 Financial Results

WASHINGTON, D.C., April 29, 2021 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation’s secondary market provider that increases the availability and affordability of credit for the benefit of rural America, today announced that it will release its financial results for the fiscal quarter ended March 31, 2021, on Thursday, May 6, 2021, after the closing of equity markets. A conference call to discuss the results will be held that day at 4:30 p.m. eastern time.

The conference call can be accessed by telephone or webcast as follows:
Dial-In (Domestic): (888) 645-4404
Dial-In (International): (862) 298-0702
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the “Farmer Mac Earnings Conference Call.” This call can be heard live and will also be available for replay on Farmer Mac’s website following the conclusion of the conference call.
About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac’s customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. More information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
        Megan Murray-Pelaez, Media Inquiries
        (202) 872-7700

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